                                                                   EXHIBIT 10.27

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

          This Settlement Agreement and Mutual Release (this "Agreement") is entered into as of January 22, 2003, by and among ICN Pharmaceuticals, Inc. ("ICN"), Ribapharm Inc. ("Ribapharm"), Johnson Y.N. Lau ("Lau"), Hans Thierstein ("Thierstein"), Kim Campbell ("Campbell"), Arnold H. Kroll ("Kroll"), John Vierling ("Vierling"), Roberts A. Smith ("Smith"), Thomas Stankovich ("Stankovich"), Roger D. Loomis, Jr. ("Loomis") and Robert W. O'Leary ("O'Leary") (each individually, a "Party," and collectively, the "Parties").

          WHEREAS, ICN is the plaintiff and counterclaim-defendant; Ribapharm, Lau, Thierstein, Campbell, Kroll and Vierling are the defendants and counterclaim-plaintiffs; and O'Leary is an additional counterclaim-defendant in a lawsuit filed in the Court of Chancery of the State of Delaware in and for New Castle County, titled ICN Pharmaceuticals, Inc. v. Ribapharm Inc. et al., Civil Action No. 20093-NC (the "Action"); Stankovich and Loomis are officers of Ribapharm; and Smith is a director of Ribapharm;

          WHEREAS, the Parties desire to settle the Action in its entirety;

          WHEREAS, each of Lau, Thierstein, Campbell, Kroll and Vierling (each individually, a "Director," and collectively, the "Directors") desires to resign from their respective positions as members of the Board of Directors of Ribapharm;

          WHEREAS, each of Lau, Stankovich and Loomis (each individually, an "Executive," and collectively, the "Executives") desires to resign from their employment with Ribapharm and terminate certain of the provisions of their employment agreements entered into with Ribapharm, dated as of the effective date of the initial public offering of Ribapharm, and as amended on May 17, 2002 (the "Employment Agreements"); and

          WHEREAS, a dispute exists among the Parties relating to, among other things, certain actions relating to executive compensation matters that affect the calculation of potential severance amounts payable pursuant to the Employment Agreements.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and releases contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. Stipulation Dismissing Action. Each of the Parties to the Action is concurrently herewith executing a Stipulation of Dismissal, in the form and substance of Exhibit A attached hereto. Counsel for ICN shall file the Stipulation of Dismissal with the Clerk of the Court within two (2) business days of execution thereof.

     2.   Release from ICN, Ribapharm, Smith and O'Leary.

          (a) In consideration of this Agreement, each of ICN, Ribapharm, Smith and O'Leary, together with their respective successors, assigns and heirs (the "ICN and Ribapharm Releasors"), hereby releases and forever discharges each of Lau, Thierstein, Campbell, Kroll, Vierling, Stankovich and Loomis, together with their respective successors, assigns and heirs (the "Individual Releasees"), of and from any and all claims, counterclaims, controversies, demands, actions, causes of action, contracts, agreements, promises, contribution, damages, judgments, executions and demands whatsoever, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, against the Individual Releasees, which the ICN and Ribapharm Releasors ever had, now have or hereafter can, shall or may have, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement, including but not limited to, the claims or counterclaims that have been or could have been asserted by any Party in the Action, provided, however, that the foregoing shall not be deemed to release those items set forth in Section 4(c) hereof. The foregoing releases by Ribapharm and the stipulation of dismissal of Ribapharm's claims against O'Leary set forth in numbered paragraph 6 of Exhibit A hereto are ratified by ICN, the holder of approximately 80.1% of the outstanding Ribapharm common stock.

          (b) In consideration of this Agreement, each of the ICN and Ribapharm Releasors hereby agrees not to foment, encourage or assist any third parties or non-Parties in investigating or bringing any claims, causes of actions, suits or other proceedings identical or similar to those that were brought, or could have been brought, against the Individual Releasees in the Action, or that are precluded by this Agreement. If any claims precluded by this Agreement are brought by anyone, the ICN and Ribapharm Releasors shall cooperate with the Individual Releasees in defense of such claims and shall not cooperate with the persons or entities bringing such claims.

     3. Release from Lau, Thierstein, Campbell, Kroll, Vierling, Stankovich and Loomis.

          (a) In consideration of this Agreement, each of Lau, Thierstein, Campbell, Kroll, Vierling, Stankovich and Loomis, together with their respective successors, assigns and heirs (the "Ribapharm Releasors"), as Director, Executive or stockholder, hereby releases and forever discharges each of ICN, Ribapharm, Smith and O'Leary, together with their successors, assigns and heirs (the "ICN and Ribapharm Releasees"), of and from any and all claims, counterclaims, controversies, demands, actions, causes of action, contracts, agreements, promises, contribution, damages, judgments, executions and demands whatsoever, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, against the ICN and Ribapharm Releasees, which the Ribapharm Releasors ever had, now have or hereafter can, shall or may have, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement, including but not limited to, the claims or counterclaims which have been or could have been asserted by any Party in the Action; provided, however, that the foregoing shall not be deemed to release those items set forth in Section 5 hereof.

          (b) In consideration of this Agreement, each of the Ribapharm Releasors hereby agrees not to foment, encourage or assist any third parties or non-Parties in investigating or bringing any claims, causes of actions, suits or other proceedings identical or similar to those that were brought, or could have been brought, against the ICN and Ribapharm Releasees in the Action, or that are precluded by this Agreement. If any claims precluded by this Agreement are brought by anyone, the Ribapharm Releasors shall cooperate with the ICN and Ribapharm Releasees in defense of such claims and shall not cooperate with the persons or entities bringing such claims.

     4.   Release Relating to Employment of the Executives.

          (a) Each of the Executives hereby expressly waives any and all rights under any applicable law with respect to claims that he does not know or suspect to exist in his favor at the time of executing this release, even though if known by him, such claims must have materially affected his settlement under this Agreement.

          (b) Each Executive shall have the right to execute a waiver in the form and substance of Exhibit B attached hereto (the "ADEA Waiver"), wherein each Executive may voluntarily and knowingly waive all rights to claims arising under the Age Discrimination in Employment Act of 1967 in consideration for an additional cash payment set forth in the ADEA Waiver.

          (c) Notwithstanding anything contained herein to the contrary, ICN and Ribapharm, as applicable, do not hereby release any claims against any of the Executives arising out of, in connection with or based on (i) any of the Surviving Employment Agreement Provisions (as defined in Section 10(b)); (ii) each of the respective Proprietary Information and Inventions Agreements, entered into by and between each of the Executives and Ribapharm, dated as of April 15, 2002 (the "Proprietary Information Agreements"); (iii) any ADEA Waiver, if executed and not revoked; (iv) each of the respective Indemnification Agreements (as defined in Section 5(a) hereof); or (v) this Agreement. Ribapharm and the Executives hereby acknowledge and represent that the terms and provisions set forth in the Proprietary Information Agreements remain in full force and effect as of the date hereof and the benefits, obligations and covenants set forth therein extend to Ribapharm.

     5.   Exceptions to Release by the Directors and Executives.

          (a) Nothing herein shall be deemed to release Ribapharm or ICN in respect of (i) the Executives' rights under the Surviving Employment Agreement

Provisions, (ii) the Executives' and the Directors' rights under this Agreement and the stock option agreements to which they are a party, including any stock options with respect to either Ribapharm or ICN, (iii) the Indemnification Agreements with Ribapharm, dated as of April 8, 2002, to which the Executives and the Directors are respectively a party (the "Indemnification Agreements"),
(iv) any required payment under an ADEA Waiver, if executed and not revoked, (v) the Executives' rights to any benefits or distribution under any employee benefit plan maintained by ICN or Ribapharm that is a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended, in which any of the Executives participates as of the date hereof or (vi) the Executives' and their family members' rights under COBRA and HIPPA, if any.

          (b) Nothing herein shall be deemed to release Ribapharm in respect of the Executives' and the Directors' rights to indemnification from Ribapharm that they may have under Ribapharm's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws to the extent permitted under applicable Delaware law.

          (c) Nothing herein shall be deemed to release Ribapharm in respect of the Directors' rights under their options to acquire common stock of Ribapharm and under the Director Fee Plan (as defined in Section 11 hereof).

     6. No Admission. Nothing contained in this Agreement, nor the fact that the Parties have signed this Agreement, shall be considered an admission of any kind whatsoever by any of the Parties or by any of the Parties' officers, agents, partners, directors, representatives, employees, subsidiaries, affiliates or assigns.

     7.   Representations and Warranties.

          (a) Each of Ribapharm, Lau, Thierstein, Campbell, Kroll, Vierling, Stankovich and Loomis hereby represents and warrants that it, he or she has taken no action that (i) violates the Temporary Restraining Order To Preserve Status Quo signed by the Court of Chancery of the State of Delaware in and for New Castle County dated December 24, 2002 or (ii) breaches, or would result in Ribapharm breaching, in any material respect, any existing agreement between ICN and Ribapharm, other than non-payment of amounts that ICN asserts are due to it under the Tax Sharing Agreement, dated as of April 8, 2002, by and between ICN and Ribapharm and other than the failure to provide advance notice to ICN of the Form 8-K, dated December 20, 2002.

          (b) Each of the Executives hereby represents and warrants that each has taken no action inconsistent with the Proprietary Information Agreements and the Surviving Employment Agreement Provisions.

     8. Waiver of Rights Under California Civil Code Section 1542 and Any Similar Federal or State Statute. The Parties, and, to the extent applicable, their successors, assigns, officers, directors and employees, to the fullest extent permitted by law, by entering into this Agreement and the releases contained herein, hereby specifically waive whatever rights they may have under California Civil Code Section 1542 and any similar federal or state statute that may be applicable. Section 1542 provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

Accordingly, in consideration of the benefits described herein, notwithstanding the discovery of facts or circumstances that are in addition to or different from those that the Parties presently believe to be true, the Parties hereby specifically waive the effect and provision of Section 1542 of the California Civil Code and any similar federal or state statute, to the extent it may be applicable.

     9. Resignation of Ribapharm Directors and Officers. Concurrent with the execution of this Agreement, each of (i) Lau, Thierstein, Campbell, Kroll and Vierling shall resign (with immediate effectiveness) from the Board of Directors of Ribapharm and any committee thereof, and any other position held with any of Ribapharm, its subsidiaries or controlled or related entities, including any position as an officer, director, trustee, manager or partner of any such entity, and Ribapharm shall be deemed to have accepted such resignations; and
(ii) Stankovich and Loomis shall resign (with immediate effectiveness) as officers of Ribapharm and any other position held with any of Ribapharm, its subsidiaries or controlled or related entities, including any position as an officer, director, trustee, manager or partner of any such entity, and Ribapharm shall be deemed to have accepted such resignations. Each of Thierstein, Campbell, Kroll and Vierling is concurrently herewith executing and delivering to Ribapharm a resignation letter in the form and substance of Exhibit C attached hereto. Each of Stankovich and Loomis is concurrently herewith executing and delivering to Ribapharm a resignation letter in the form and substance of Exhibit D attached hereto. Lau is concurrently herewith executing and delivering to Ribapharm a resignation letter in the form and substance of Exhibit E attached hereto.

     10.  Payment to Executives, Etc.

          (a) Severance Payment. On the date hereof, Ribapharm shall pay to each of the Executives the amount set forth as the Severance Payment and Accrued Compensation (as defined in the Employment Agreements) as set forth for each Executive in Exhibit F attached hereto (less any applicable withholding) in full satisfaction of all such Executive's rights under Sections 9(b)(i) and (ii) of his Employment Agreement, and ICN shall not oppose Ribapharm's making any such payments.

          (b) Status of Employment Agreements. Nothing herein shall affect the continued effectiveness of the Employment Agreements, except that the Parties hereby agree as follows: (i) any payment made pursuant to Section 10(a) hereof shall be in full satisfaction of all such Executive's rights under Sections 9(b)(i) and (ii) of his Employment Agreement, (ii) each Executive shall be entitled to receive continuation of benefits in accordance with the provisions of Section 9(b)(iii) of the Employment Agreement commencing on the date hereof,
(iii) each Executive shall be entitled to the treatment of outstanding equity based awards in accordance with the provisions of Section 9(b)(v) of the Employment Agreement, including the provision addressing the restrictions on exercisability of outstanding Ribapharm stock options as more fully described in
Section 10(c) hereof, (iv) no payment is due to any of the Executives under
Section 9(b)(iv) of the Employment Agreement, (v) the Executives shall be deemed to have satisfied the notice requirement set forth in Section 8(c) of the Employment Agreements and the date hereof shall constitute the "Termination Date" under the Employment Agreements for all purposes and (vi) Sections 1 through 8 of the Employment Agreements, other than Section 4(b) thereof, shall terminate on the date hereof (provided that the Executives shall be entitled to reimbursement for which payment would be provided under Ribapharm's reimbursement policy of any reasonable business expenses pursuant to Section 6 thereof for which reimbursement has been requested but not yet paid). The provisions of the Employment Agreements, as modified pursuant to this Section 10(b), are hereinafter referred to as the "Surviving Employment Agreement Provisions."

          (c) Equity Awards. All of the equity based awards relating to the stock of ICN, Ribapharm or any subsidiary or affiliate of either held by each Executive on the date hereof (and the exercise price thereof) are set forth on Exhibit F (the "Options"). As of the date hereof, all of the Options shall become fully vested and shall remain vested and exercisable for the duration of the original term of the Options, and shall remain governed under the terms and conditions of the ICN Pharmaceuticals, Inc. Amended and Restated 1998 Stock Option Plan (the "1998 ICN Plan") or the Ribapharm Inc. 2002 Stock Option Award Plan (the "Ribapharm Plan"), as applicable, and any option agreement entered into pursuant thereto; provided, however, that as set forth in the Employment Agreement, notwithstanding vesting, any option granted under the Ribapharm Plan shall not be exercisable prior to the earlier of (i) the Spin-Off (as defined in the Employment Agreement) and (ii) September 30, 2003; provided, however, that such restriction on exercisability shall lapse if, prior to September 30, 2003, ICN abandons its plans to proceed with or complete the Spin-Off (as such abandonment is described in Section 3.4 of the certain Affiliation and Distribution Agreement, by and between ICN and Ribapharm).

     11. Payment to Directors, Etc. For purposes of this Section 11, any reference to a "Director" or "Directors" shall not include Lau. Pursuant to Sections 5.10 and 6.5 of the Ribapharm Plan, any outstanding options to purchase Ribapharm common stock held by a Director (the "Director Options") (all of which Director

Options held by each Director on the date hereof are set forth on Exhibit G attached hereto) shall become fully vested as of the date hereof, but shall remain subject to limitations on exercisability set forth in the Ribapharm Plan, and shall remain governed by the terms and conditions of the Ribapharm Plan and any applicable stock option agreement. In accordance with the terms of the Ribapharm Plan, such Director Options shall remain exercisable for a period of six (6) months after the First Exercise Date (as defined in the Ribapharm Plan). In addition, any currently accrued payments to Directors required to be made under the Ribapharm Inc. 2002 Amended and Restated Nonemployee Director Retainer Fee Plan (as filed with the Securities and Exchange Commission on November 14,
2002) (the "Director Fee Plan") that have not been made as of the date hereof shall be made by Ribapharm on the date hereof. Such payments, as set forth in Exhibit G hereto, shall be made in the form of cash or Ribapharm common stock as elected by each respective Director pursuant to Section 5.1 of the Director Fee Plan.

     12. Return Of Ribapharm Property/Confidential Information. Each of the Directors and the Executives hereby agrees that, as of the date hereof, each will return to Ribapharm all Ribapharm documents (and all copies thereof), and other Ribapharm property in his or her possession or control. Each of the Directors and Executives hereby agrees not to use or disclose Ribapharm's confidential or proprietary information. Each of the Directors and Executives hereby agrees to comply with any obligations regarding the protection of Ribapharm's proprietary and confidential information, assignment and disclosure of inventions, and return of property that he or she may have undertaken previously in agreements he or she has signed with Ribapharm.

     13.  Press Release.  Within one (1) business day of the execution of this

Agreement, ICN and Ribapharm shall jointly issue a press release in the form and substance of Exhibit H attached hereto. None of the Parties shall make any statements inconsistent with such press release.

     14.  Nondisparagement; Cooperation.

          (a) Each Party shall not make, participate in the making of, or encourage any other person to make, any statement, whether written or oral, that criticizes, disparages or defames another Party or its officers, directors, stockholders or agents. The Parties hereby further agree not to make any negative statements, written or oral, relating to the employment with Ribapharm or ICN of Lau, Stankovich and Loomis or the termination of such employment with Ribapharm or ICN. Notwithstanding the foregoing, nothing in this Agreement shall prohibit any person from making truthful statements when required by law or by order of any court or other governmental agency, legislative body or other body having jurisdiction to legally compel such statements, or as otherwise may be required by law or legal process.

          (b) Each of the Executives shall fully cooperate in any litigation involving any third party in which Ribapharm or any of its affiliates may become involved. Such cooperation shall include making the applicable Executive reasonably available, upon the request of Ribapharm or its affiliate, for depositions, court appearances and interviews by counsel to Ribapharm or its affiliates, and such Executive shall be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith and paid for interviews at a reasonable hourly rate to be determined in good faith by Ribapharm or its affiliates and such Executive. An Executive cooperating in litigation pursuant to Section 3(b) hereof at the request of ICN shall be reimbursed for reasonable out-of-pocket expenses and paid for interviews in accordance with the terms of this Section 14(b).

     15. Costs, Expenses and Attorneys' Fees. Notwithstanding any provision to the contrary in the Employment Agreements, each of the Parties hereby agrees to pay its own costs, expenses and attorneys' fees in connection with this Agreement and the Action; it being understood that the reasonable fees and expenses of Sullivan & Cromwell LLP, Connelly Bove Lodge & Hutz LLP and Musick, Peeler & Garrett LLP shall be paid by Ribapharm and not the Individual Releasees.

     16. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without regard to the State of Delaware's choice of law rules. In the event of any breach of this Agreement, any non-breaching Party may seek such legal redress and remedies as are available to it under the laws of the State of Delaware. Each Party hereby consents to exclusive jurisdiction and venue in the Court of Chancery of the State of Delaware in and for New Castle County for any action or proceeding in which this Agreement is sought to be enforced or is otherwise at issue. Each party further appoints its attorneys for receipt of service of process for any action or proceeding in which this Agreement is sought to be enforced or is otherwise at issue.

     17. Headings. The Section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, nor are they deemed to be a part of this Agreement. Unless the context indicates otherwise, references herein to Sections shall mean Sections of this Agreement.

     18. Amendments/No Implied Waivers. This Agreement shall not be amended, supplemented or modified without the written agreement of all of the Parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties hereto or from any failure by any Party to assert its rights hereunder on any occasion or series of occasions.

     19. Remedies. Each of the Parties hereby agrees that, in the event that a Party does not perform its obligations hereunder in accordance with the specific terms of this Agreement or otherwise breaches this Agreement, irreparable damage will occur. Therefore, each Party shall be entitled to specific performance or injunctive relief in order to enforce compliance of this Agreement by a non-compliant Party. The Parties hereby further agree that the foregoing is not intended in any way to limit the right of any Party to seek damages against such non-compliant Party, or any other remedies (at law or in equity or otherwise) to which it is entitled.

     20. Advice of Counsel. In entering into this Agreement, each Party hereby represents that it has relied upon the advice of its attorneys, who are attorneys of its own choice, and that it has carefully read and understood the terms of this Agreement, and that those terms are fully understood and voluntarily accepted by it. Each Party has made such investigation of the facts pertaining to this Agreement and all other matters as it deems necessary.

     21. No Assignments. Each of the Parties by and through its authorized agents and representatives, hereby represents and warrants that it has not assigned any of, and is the sole owner of, all the claims, counterclaims, controversies, demands, actions, causes of action, contracts, agreements, promises, contribution, damages, judgments, executions and demands which are intended to be released by the Parties pursuant to this Agreement and which are in fact released pursuant to this Agreement.

     22. Sole and Entire Agreement. This Agreement and the Exhibits hereto represent the sole and entire agreement among the Parties and supercede all previous agreements relating to the subject matter hereof (other than the existing agreements between ICN and Ribapharm, the Surviving Employment Agreement Provisions, the Indemnification Agreements, the Ribapharm Plan, the 1998 ICN Plan, the Director Fee Plan, the Proprietary Information Agreements and any ADEA Waiver, if executed and not revoked, which shall in all respects remain in full force and effect and shall in no way be impacted by this Agreement), whether oral or written, between or involving ICN, Ribapharm, Lau, Thierstein, Campbell, Kroll, Vierling, Smith, Stankovich, Loomis and O'Leary, and their successors and assigns. There are no promises, undertakings, representations or warranties by the Parties relevant to the subject matter of this Agreement not expressly set forth herein. Each Party hereby represents and warrants that the execution, delivery and performance of this Agreement does not contravene any other instrument, agreement, restriction, covenant, judgment or order to which said Party is subject or bound.

     23. Binding Authority. Each individual executing this Agreement on behalf of any Party hereby expressly represents and warrants that he or she has the authority to do so and thereby binds the Party on behalf of whom he or she signs this Agreement.

     24. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, assigns and successors. Each Party shall cause its respective officers, directors and employees to comply with the terms of this Agreement. No
                                        9
person not a party to, or a specified beneficiary of, this Agreement shall have any rights hereunder, and all unspecified third-party beneficiary rights are hereby negated.

     25. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same agreement. The Parties hereby agree that a facsimile signature shall be deemed to be an original signature.

          IN WITNESS WHEREOF the Parties have executed this Agreement by and through the undersigned.

                                               ICN PHARMACEUTICALS, INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

STATE OF _____________ )
                          : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________; that he is ____________________________ of
ICN Pharmaceuticals the corporation described in and which executed the foregoing Settlement Agreement and Mutual Release; and that he signed his name by authority of the board of directors of said corporation.

                                    ----------------------------------------
                                                  Notary Public

                                               RIBAPHARM INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

STATE OF _____________ )
                         : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________; that he is ____________________________ of
Ribapharm Inc., the corporation described in and which executed the foregoing Settlement Agreement and Mutual Release; and that he signed his name by authority of the board of directors of said corporation.

                                    ----------------------------------------
                                                  Notary Public

                                               JOHNSON Y.N. LAU

                                               By:
                                                  ------------------------------
                                               Name:

STATE OF _____________ )
                          : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               HANS THIERSTEIN

                                               By:
                                                  ------------------------------
                                               Name:

STATE OF _____________ )
                         : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               KIM CAMPBELL

                                               By:
                                                  ------------------------------
                                               Name:

STATE OF _____________ )
                          : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that she executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               ARNOLD H. KROLL

                                               By:
                                                  ------------------------------
                                               Name:

STATE OF _____________ )
                          : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               JOHN VIERLING

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

STATE OF _____________ )
                         : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               ROBERTS A. SMITH

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

STATE OF _____________ )
                         : ss.:
COUNTY OF ____________ )

                  On January __, 2003, before me personally came
___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               THOMAS STANKOVICH

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

STATE OF _____________ )
                         : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               ROGER D. LOOMIS, Jr.

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

STATE OF _____________ )
                          : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                               ROBERT W. O'LEARY

                                               By:
                                                  ------------------------------
                                               Name:

STATE OF _____________ )
                          : ss.:
COUNTY OF ____________ )

          On January __, 2003, before me personally came ___________________ to me known, who by me being duly sworn, did depose and say that he resides at ___________________________________ and that he executed the foregoing
Settlement Agreement and Mutual Release.

                                    ----------------------------------------
                                                  Notary Public

                                                                       Exhibit A

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

- - - - - - - - - - - - - - - - - - - - - - - - - - -  - x
ICN PHARMACEUTICALS, INC.
                                                         :
                           Plaintiff and
                           Counterclaim-Defendant,       :

                  v.                                     :

RIBAPHARM INC., a Delaware Corporation,                  :
JOHNSON Y.N. LAU, HANS THIERSTEIN, KIM CAMPBELL,
ARNOLD H. KROLL, and JOHN VIERLING                       :

                           Defendants and                :
                           Counterclaimants,
                                                         :
                  v.                                     :
                                                         :     Civil Action
ROBERT O'LEARY,                                          :     No. 20093-NC
                                                         :
                           Additional Counterclaim-      :
                           Defendant.                    :
                                                         :
- - - - - - - - - - - - - - - - - - - - - - - - - - -    x

                        FORM OF STIPULATION OF DISMISSAL

          IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all parties to the above-entitled action, as follows:

          1. The claims of ICN Pharmaceuticals, Inc. ("ICN") against Ribapharm Inc. ("Ribapharm") are hereby discontinued without prejudice and without costs;


          2. The claims of ICN against Johnson Y.N. Lau, Hans Thierstein, Kim Campbell, Arnold H. Kroll, and John Vierling (collectively the "Individual Defendants") are hereby discontinued with prejudice and without costs;


          3. The motion of ICN for a mandatory preliminary injunction or in the alternative summary judgment is hereby withdrawn without prejudice and without costs;

          4. The counterclaims of Ribapharm against ICN are hereby discontinued without prejudice and without costs;

          5. The counterclaims of the Individual Defendants against ICN are hereby discontinued with prejudice and without costs.

          6. The counterclaims of Ribapharm and the Individual Defendants against Robert O'Leary are hereby discontinued with prejudice and without costs.

Wilmington, Delaware
Dated: January 22, 2003

                                ------------------------------------------------
                                Anthony W. Clark
                                SKADDEN, ARPS, SLATE,
                                         MEAGHER &  FLOM LLP
                                One Rodney Square
                                P.O. Box 636
                                Wilmington, Delaware 19899
                                (302) 651-3000
                                Attorneys for Plaintiff and
                                Counterclaim-Defendant ICN Pharmaceuticals,
                                Inc. and Counterclaim-Defendant Robert O'Leary

                                ------------------------------------------------
                                Henry E. Gallagher, Jr.
                                Samuel D. Brickley II
                                Christos T. Adamopoulos
                                CONNOLLY BOVE LODGE
                                         & HUTZ LLP
                                1220 Market Street
                                P.O. Box 2207
                                Wilmington, Delaware 19899
                                (302) 658-9141
                                Attorneys for Defendants and Counterclaimants Ribapharm Inc., Johnson Y.N. Lau, Hans Thierstein, Kim Campbell, Arnold H. Kroll, and John Vierling

                                                                       Exhibit B

                             [RIBAPHARM LETTERHEAD]

                                January 22, 2003

Ribapharm Inc.
Attn:  Secretary
3300 Hyland Avenue
Costa Mesa, CA  92626

Dear Sir:

          Reference is made to the Settlement Agreement and Mutual Release to be entered into by and among, inter alia, you and Ribapharm Inc. (the "Company"), dated as of the date hereof (the "Settlement Agreement"). Pursuant to the Settlement Agreement, your employment with the Company shall terminate immediately upon the execution of the Settlement Agreement. Capitalized terms not defined in this letter (this "Letter") shall have the meanings set forth in the Settlement Agreement.

          In consideration for payment by the Company of the cash amount set forth in Schedule 1 hereto (the "Consideration"), you hereby knowingly and voluntarily waive all rights or claims arising under the Age Discrimination in Employment Act of 1967 ("ADEA"). This waiver is given in exchange for consideration in addition to anything of value to which you would have been entitled absent this Letter. Such waiver does not waive rights or claims that may arise after the date of execution of this Letter. Pursuant to the requirements set forth under ADEA, the Company hereby discloses that there are no individuals in the same job classification that are not eligible for the termination program.

          You hereby acknowledge that: (i) this Letter is written in a manner calculated to be understood by you; (ii) you have been advised to consult with an attorney before executing this Letter; (iii) you were given a period of forty-five (45) days within which to consider this Letter; and (iv) to the extent you execute this Letter before the expiration of the forty-five-day period, you do so knowingly and voluntarily and only after consulting your attorney.

          You shall have the right to cancel and revoke this Letter during a period of seven (7) days following your execution of this Letter, and this Letter shall not become effective, and no money shall be paid hereunder, until the day after the expiration of such seven-day period (the "Effective Date"). The seven-day period of revocation shall commence upon the date of your execution of this Letter. In order to revoke this Letter, you must deliver to Ribapharm, prior to the expiration of said seven-day period, a written notice of revocation. Upon such revocation, this Letter shall be null and void and of no further force or effect.

          The Company shall furnish payment of the Consideration to you on the Effective Date.

          Please sign below and return a copy of this Letter to the Company,
Attn: Secretary so as to acknowledge your receipt of this Letter and your agreement to waive the rights contemplated herein.

                                                     Very truly yours,

                                                     RIBAPHARM INC.

                                                     -------------------------
                                                     Name:
                                                     Title:

I hereby acknowledge that I have reviewed and understand this Letter and the waiver of rights contemplated hereby, and I knowingly and voluntarily waive such rights after consultation with my attorney.

-------------------------
Name

-------------------------
Signature

-------------------------
Date

                                                                      Schedule 1

NAME                AGE    CONSIDERATION

Johnson Y.N. Lau     42   $     50,000.00

Thomas Stankovich    42   $     50,000.00

Roger D. Loomis      54   $     50,000.00

                                                                       Exhibit C

                                                  January 22, 2003

Ribapharm Inc.
Attn:  Secretary
3300 Hyland Avenue
Costa Mesa, CA  92626

Dear Sir:

          Effective immediately, I hereby resign from my position as a member of the board of directors of Ribapharm Inc. (the "Company") and any committee thereof, and any other position I hold with any of the Company, its subsidiaries or controlled or related entities, including any position as an officer, director, trustee, manager or partner of any such entity.

                                                   Very truly yours,

                                                                       Exhibit D

                                                  January 22, 2003

Ribapharm Inc.
Attn:  Secretary
3300 Hyland Avenue
Costa Mesa, CA  92626

Dear Sir:

          Effective immediately, I hereby resign from my employment with Ribapharm Inc. (the "Company"), from my position as an executive officer of the Company and any other position I hold with any of the Company, its subsidiaries or controlled or related entities, including any position as an officer, director, trustee, manager or partner of any such entity.

                                                  Very truly yours,

                                                                       Exhibit E

                                                  January 22, 2003

Ribapharm Inc.
Attn:  Secretary
3300 Hyland Avenue
Costa Mesa, CA  92626

Dear Sir:

          Effective immediately, I hereby resign from my employment with Ribapharm Inc. (the "Company"), from my position as an executive officer of the Company, a member of the board of directors of the Company and any other position I hold with any of the Company, its subsidiaries or controlled or related entities, including any position as an officer, director, trustee, manager or partner of any such entity.

                                                  Very truly yours,

                                                                       Exhibit F

                               SEVERANCE PAYMENTS

EXECUTIVE          SEVERANCE PAYMENT     ACCRUED COMPENSATION      TOTAL CASH PAYMENT
---------------    ------------------    --------------------    --------------------
Lau                $    2,519,500.00     $          76,535.00    $       2,596,035.00
---------------    ------------------    --------------------    --------------------
Stankovich         $    1,081,000.00     $          34,775.00    $       1,115,775.00
---------------    ------------------     -------------------    --------------------
Loomis             $    1,195,000.00     $          35,440.00    $       1,230,440.00

                                   RNA OPTIONS

                          NUMBER OF SHARES OF RIBAPHARM COMMON                          EXERCISE
EXECUTIVE                   STOCK UNDERLYING OPTIONS GRANTED       GRANT DATES          PRICES
----------------------   --------------------------------------    ---------------   -----------
Lau                                                 1,200,000      04/11/02           $    10.00
                                                      259,300      12/04/02           $     5.60
----------------------   --------------------------------------    ---------------   -----------
Stankovich                                            350,000      04/11/02           $    10.00
                                                       71,700      12/04/02           $     5.60
----------------------   --------------------------------------    ---------------   -----------
Loomis                                                350,000      04/11/02           $    10.00
                                                       99,000      12/04/02           $     5.60

                                   ICN OPTIONS

                          NUMBER OF SHARES OF RIBAPHARM COMMON                         EXERCISE
EXECUTIVE                   STOCK UNDERLYING OPTIONS GRANTED       GRANT DATES          PRICES
----------------------   --------------------------------------    ---------------   ------------
Lau                                                    19,044      2/24/00            $   21.0000
                                                        4,629      3/22/01            $   21.6000
----------------------   --------------------------------------    ---------------   ------------
Stankovich                                              7,500      4/15/96            $   14.7500
                                                       13,950      4/25/97            $   13.6667
                                                        7,500      1/1/98             $   32.6667
                                                       30,000      5/1/98             $   45.2500
                                                        9,153      1/19/01            $   23.4375
                                                        5,748      3/22/01            $   21.6000
                                                        3,691      4/28/94            $    9.5315
----------------------   --------------------------------------    ---------------   ------------
Loomis                                                 15,364      11/16/01           $   26.0300

                                                                       Exhibit G

Set forth below are the cash or stock consideration and options to purchase shares of common stock, par value, $.01 per share, of Ribapharm Inc. ("Ribapharm") to which each non-employee director is entitled:

Name                       Cash Payment to        Payment to Director       Number of Shares of     Grant Date      Exercise
                           Director to be         of Ribapharm Common        Ribapharm Common                         Price
                           Made on the Date        Stock in Lieu of          Stock Underlying
                               Hereof             Cash to be Made on          Options Granted
                                                    the Date Hereof
-----------------------   -----------------    ----------------------    -----------------------   ------------   -------------
Kim Campbell                           0                         0                      15,000      04/11/02       $     10.00
-----------------------   -----------------    ----------------------    -----------------------   ------------   -------------
Arnold H. Kroll                        0                         0                      15,000      04/11/02       $     10.00
-----------------------   -----------------    ----------------------    -----------------------   ------------   -------------
John Vierling                          0                         0                      15,000      04/11/02       $     10.00
-----------------------   -----------------    ----------------------    -----------------------   ------------   -------------
Hans Thierstein                        0                         0                      15,000      04/11/02       $     10.00

                                                                       Exhibit H

                              Form of Press Release

               ICN AND RIBAPHARM ANNOUNCE SETTLEMENT OF LITIGATION

                        RIBAPHARM ANNOUNCES RESIGNATIONS

          Costa Mesa, CA, January 22, 2003 -- ICN Pharmaceuticals (NYSE: ICN) and Ribapharm Inc. (NYSE: RNA) announced today that they have settled outstanding litigation involving ICN, Ribapharm and certain of their officers and directors. ICN owns approximately 80.1% of the outstanding Ribapharm shares.

          Ribapharm also announced that Chairman and Chief Executive Officer Johnson Y.N. Lau, M.D. has resigned as an officer and director of Ribapharm, and that board members Kim Campbell, Arnold Kroll, Hans Thierstein and John Vierling have also resigned as directors. Ribapharm's Chief Financial Officer, Thomas Stankovich, and General Counsel, Roger Loomis, have resigned their positions. All of the resignations are effective immediately.

          Dr. Lau stated that he and the other resigning officers and directors had determined to resign in order to let Ribapharm move on following recent differences with ICN.

          ICN Chairman and Chief Executive Officer, Robert W. O'Leary, thanked the departing Ribapharm directors and officers for ending the uncertainty regarding Ribapharm's leadership.

          "We recognize and appreciate the valuable contributions made by the management and board during this critical period in the company's history," said Mr. O'Leary. "I wish them every success as they pursue new opportunities going forward."

          "In addition, I want to thank the dedicated staff of scientists for continuing their important work on key scientific development activities and other employees of both ICN and Ribapharm for remaining focused on their responsibilities over the past few weeks," Mr. O'Leary concluded.

ABOUT ICN

          ICN is an innovative, research-based global pharmaceutical company that manufactures, markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its research and new product development focuses on innovative treatments for dermatology, infectious diseases and cancer.

ABOUT RIBAPHARM

          Ribapharm is a biopharmaceutical company that seeks to discover, develop, acquire and commercialise innovative products for the treatment of significant unmet medical needs, principally in the antiviral and anticancer areas.

THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, success of the company's strategic repositioning initiatives and the ability of management to execute them, success of the company's ongoing inventory reduction program and other cost-cutting measures, and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

                                       ###
                                        2